Exhibit 10.13

WELLS FARGO BANK, N.A.,

625 Marquette Avenue, 11th Floor

MAC: N9311-110

Minneapolis, Minnesota 55402

December 30, 2014

Tropicana Las Vegas, Inc.

Tropicana Las Vegas Hotel and Casino, Inc.

Tropicana Las Vegas Intermediate Holdings, Inc.

3801 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Attention: Joanne Beckett

Ladies and Gentlemen:

Reference is hereby made to that certain that certain Amended and Restated Loan Agreement, dated as of December 21, 2012 (the “Loan Agreement”), among Tropicana Las Vegas, Inc., a Nevada corporation (the “Borrower”), the various lenders that are or may become a party to thereto (referred to individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”), in its capacity as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Wells Fargo in its capacity as issuer of letter of credit (the “Issuer”) (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, capitalized terms used in this Letter Agreement have the meanings provided in the Loan Agreement.

This letter agreement (this “Letter Agreement”) is delivered in connection with (i) clause (b) of Section 7.2.18 of the Loan Agreement and (ii) Section 7.1.16 of the Loan Agreement.

Clause (b) of Section 7.2.18 of the Loan Agreement requires the Borrower and the Lenders to establish the required minimum EBITDA financial covenant that the Borrower must maintain from and after the Financial Covenant Commencement Date for minimum EBITDA. In accordance with such clause (b) of Section 7.2.18 and, following the meeting held pursuant to clause (p) of Section 7.1.1 of the Loan Agreement, the Borrower and the Agent, on behalf of the Lenders, hereby agree that from and after the Financial Covenant Commencement Date, the Borrower’s EBITDA shall not be less than the applicable amounts set forth below opposite each applicable time period:

Fiscal Quarter Ending	Minimum EBITDA
March 31, 2015	$375,000 for such Fiscal Quarter
June 30, 2015	$750,000 combined for such Fiscal Quarter and the immediately preceding Fiscal Quarter
September 30, 2015	$1,125,000 combined for such Fiscal Quarter and the immediately preceding two (2) Fiscal Quarters
December 31, 2015	$1,500,000 combined for such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters

Letter Agreement

     Notwithstanding anything contained in Section 7.1.16 of the Loan Agreement to the contrary or otherwise, the Borrower and the Agent, on behalf of the Lenders, hereby agree that (i) within one (1) Business Day of the date hereof, the Borrower shall deposit funds in the amount of $1,600,000 into the Interest Reserve Account. Such amounts shall remain in the Interest Reserve Account and thereafter disbursed solely in accordance with the terms of the Loan Agreement. In addition, the Borrower and the Agent, on behalf of the Lenders, each acknowledges and agrees that the last sentence of Section 7.1.16 of the Loan Agreement shall no longer be effective and the Agent’s or Lenders’ obligations, as the case may be, to direct the Account Bank to disburse amounts in the Interest Reserve Account to the Borrower as set forth in such last sentence of Section 7.1.16 shall be null and void and of no further force and effect.

This Letter Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

Please acknowledge your consent to and agreement with the foregoing by executing and delivering to us a copy of this Letter Agreement. THIS LETTER AGREEMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

Letter Agreement

Very truly yours,

WELLS FARGO BANK, N.A., as Administrative Agent for the Lenders

By: /s/ R. Michael Bohannon
       Name: R. Michael Bohannon
       Title: Managing Director

Agreed to and accepted
this 30th day of December, 2014:

TROPICANA LAS VEGAS, Inc.,
a Nevada corporation

By: /s/ Joanne M. Beckett

      Name: Joanne M. Beckett
      Title: Vice President and General Counsel

Tropicana Las Vegas HOTEL
AND CASINO, INC., a Delaware corporation

By: /s/ Joanne M. Beckett
      Name: Joanne M. Beckett
      Title: Vice President and General Counsel

Tropicana Las Vegas Intermediate
Holdings, Inc., a Delaware corporation

By: /s/ Joanne M. Beckett
      Name: Joanne M. Beckett
      Title: Vice President and General Counsel

Letter Agreement